EXHIBIT 99.2

General Conditions of the Contract for Construction

For the following PROJECT:

(Name and location or address):

Unither

THE OWNER:

(Name and address):

United Therapeutics Corporation
1110 Spring Street
Silver Spring, MD 20910

THE ARCHITECT:

(Name and address):

Schick Goldstein Architects, P.C.
1506 19th Street, N.W.
Washington, DC 20036

FINAL

TABLE OF ARTICLES

1	GENERAL PROVISIONS
2	OWNER
3	CONTRACTOR
4	ADMINISTRATION OF THE CONTRACT
5	SUBCONTRACTORS
6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
7	CHANGES IN THE WORK
8	TIME
9	PAYMENTS AND COMPLETION
10	PROTECTION OF PERSONS AND PROPERTY
11	INSURANCE AND BONDS
12	UNCOVERING AND CORRECTION OF WORK
13	MISCELLANEOUS PROVISIONS
14	TERMINATION OR SUSPENSION OF THE CONTRACT

ARTICLE 1   GENERAL PROVISIONS

§ 1.1 BASIC DEFINITIONS

§ 1.1.1 THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General and, Supplementary Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in, and Exhibits attached to, the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect or the Project Manager which does not modify the scheduled date of Substantial Completion of the Work or the Contract Sum. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor’s bid or portions of Addenda relating to bidding requirements).

§ 1.1.2 THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor, (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.

§ 1.1.3 THE WORK

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

§ 1.1.4 THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

§ 1.1.5 THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

§ 1.1.6 THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 THE PROJECT MANUAL

The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS

§ 1.2.1   The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them by a contractor experienced and expert in this type of construction as being necessary to produce the intended results.

§ 1.2.2   Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

§ 1.2.3   Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

§ 1.2.4   Contractor shall not commence the Work, or thereafter perform any Change Order Work, without prior written instructions from the Owner or its authorized representative. Drawings are, in general, drawn to scale, and are of necessity diagrammatic; symbols are used to indicate materials and structural, mechanical and electrical control requirements. The Contractor acknowledges that it is not possible to indicate all connections, fittings, fastenings, etc. which are required to be furnished for the proper execution of the Work and which are reasonably inferred from the Drawings. Any connections, fittings, fastenings, etc. required to be furnished for the proper execution of the Work and which are reasonably inferred from the Drawings. Any connections, fittings, fastenings, etc. required to be furnished for the proper execution of the Work shall be reasonably inferred from the Drawings using industry standards and good construction practice as a basis for making such inference. Corrections, fittings, fastenings, etc. included in the Contract Documents shall be furnished by Contractor as part of the Contract Sum. In addition, all Work shall conform to CGMP standards mandated by the Food and Drug Administration and applicable laws, orders, rules and regulations.

§ 1.2.5   It is Contractor’s responsibility to request from the Architect any and all required clarifications of all questions which may have arisen or may arise as to intent of the Contract Documents. To the extent such clarifications relate to design elements provided by AdvanceTec, the Architect shall nevertheless be the entity to whom such requests are made, and the Architect, the Owner and AdvanceTec shall coordinate the appropriate response to the Construction Manager. The Architect issue clarifications to the Construction Manager only after written approval thereof by the Owner. Should the Contractor have failed to request such clarification, in accordance with the standards described in Section 3.2.1 below, then the Owner or Architect (after consultation with the Owner) shall direct that the Work proceed by any method indicated, specified or required by the Contract Documents in the interest of maintaining the best construction practice, and such direction by the Owner or Architect shall not constitute the basis for a claim for extra costs by the Contractor. Notwithstanding the foregoing, even if the Contractor fails to request a clarification in a timely manner, and the issue involves an omission of an item in the Contract Documents, the Contractor shall not be responsible for the costs associated with providing such item (unless such item or assembly is required for the proper performance of the building system or component of which it is a part), but will be responsible for the incremental costs incurred as a result of the delay in reporting such omission.

§ 1.2.6   The Contractor shall verify all dimensions prior to execution of any particular phase of the Work. Whenever inaccuracies or discrepancies are found, the Contractor shall consult the Architect prior to any construction or demolition. Should any dimensions be missing, the Architect will be consulted and, after consultation with the Owner, will supply such dimensions prior to execution of the Work. Dimensions for items to be fitted into constructed conditions at the job will be taken at the job. Whenever a stock size manufactured item or piece of equipment is specified by its nominal size, the actual space requirements for setting or entrance to the setting space shall be determined by the Contractor and communicated in writing to the Architect prior to construction thereof.

§ 1.3 CAPITALIZATION

§ 1.3.1   Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 INTERPRETATION

§ 1.4.1   In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 EXECUTION OF CONTRACT DOCUMENTS

§ 1.5.1   The Contract Documents shall be signed by the Owner and Contractor. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

§ 1.5.2   Execution of the Contract by the Contractor is a representation that the Contractor has carefully reviewed all of the Contract Documents, visited the site, become familiar with local conditions under which the Work is to be performed (including, without limitation, the location, condition, layout and nature of the site and surrounding areas, generally prevailing climatic conditions, anticipated labor supply and costs, availability and costs of materials, tools and equipment) and correlated personal observations with requirements of the Contract Documents. The Contractor represents that it has had the opportunity to obtain any and all clarifications necessary to understanding the Work to be performed and to establish the Contract Sum and Project Schedule.

§ 1.6 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

§ 1.6.1   The Drawings, Specifications and other documents, including those in electronic form, prepared by the Architect and the Architect’s consultants are Instruments of Service through which the Work to be executed by the Contractor is described. The Contractor may retain one record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect’s consultants, and unless otherwise indicated the Architect and the Architect’s consultants shall be deemed the authors of them and will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of Instruments of Service, except the Contractor’s record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect’s consultants. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect’s consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants’ copyrights or other reserved rights.

ARTICLE 2   OWNER

§ 2.1 GENERAL

§ 2.1.1   The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner has designated James Levin as its representative, who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization, except as otherwise provided in a written notice to the Contractor. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative.

§ 2.1.2   The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

§ 2.2.1   The Owner shall, at the written request of the Contractor, prior to commencement of the Work and thereafter furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement of the Work. After such evidence has been furnished, the Owner shall not adversely and materially vary such financial arrangements without prior notice to the Contractor, and the Contractor shall have the right pursuant to written request to require the Owner to provide reasonable evidence of the Owner’s ability to meet its financial obligations under the Contract in the event of a material and adverse change in the financial condition of the Owner.

§ 2.2.2   Except for permits and fees, including those required under Section 3.7.1, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required from the owner of the building in which the Work will take place. The Owner shall obtain and pay for the building permit.

§ 2.2.3   The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.2.4   Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Contractor’s performance of the Work under the Owner’s control shall be furnished by the Owner after receipt from the Contractor of a written request for such information or services.

§ 2.2.5   The Contractor will be furnished, free of charge, five (5) copies of Drawings and Project Manuals. Included in the Contract Sum is the cost of providing such additional copies as needed by the Contractor.

§ 2.2.6   If the Owner acquires actual knowledge of any fault or defect in the Work or non-conformance with the Contract Documents, it shall give prompt written notice thereof to the Contractor.

§ 2.3 OWNER’S RIGHT TO STOP THE WORK

§ 2.3.1   If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or fails to carry out Work in accordance with the Contract Documents in any material respect, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.4 OWNER’S RIGHT TO CARRY OUT THE WORK

§ 2.4.1   If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect or failure. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3   CONTRACTOR

§ 3.1 GENERAL

§ 3.1.1   The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

§ 3.1.2   The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3   The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

§ 3.2.1   The Contractor hereby specifically acknowledges that at such time as the Guaranteed Maximum Price is established, the Guaranteed Maximum, the Drawings, the Specifications, and all Addenda, are sufficient to enable the Contractor to construct the Work outlined therein in accordance with applicable laws, statutes, building codes and regulations bearing on the performance of the Work and otherwise to fulfill all its obligations hereunder. The Contractor represents that the Contractor has carefully examined all Drawings. Specifications, and other Contract Documents, and acknowledges that the Contractor shall not be entitled to an extension of the Contract Time or an adjustment to the Contract Sum to the extent the Contract Documents contain inconsistencies, discrepancies or omissions of which the Contractor had knowledge, or which the Contractor should have had knowledge had the Contractor diligently and carefully reviewed the Contract Documents.

§ 3.2.2   Any design errors or omissions noted by the Contractor shall be reported promptly to the Architect and the Owner, but it is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect.

§ 3.2.3   The Contractor shall not be liable to the Owner or the Architect for damages resulting from errors, inconsistencies in the Contract Documents or for differences between field measurements or conditions and the Contract Documents unless the Contractor recognized (or should have recognized in performing its review during the preconstruction phase of the Project) such error, inconsistency, omission or difference and failed to report it to the Architect.

§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES

§ 3.3.1   The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any resulting loss or damage.

§ 3.3.2   The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors. For purposes of these General Conditions, “Subcontractors” shall mean all entitles, including but not limited to materialmen, suppliers and vendors, having a contract with the Contractor or an entity who has a contract with the Contractor.

§ 3.3.3   The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.4 LABOR AND MATERIALS

§ 3.4.1   Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.4.2   The Contractor may make substitutions only with the prior written consent of the Owner, after evaluation by the Architect and in accordance with a Change Order.

§ 3.4.3   The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

§ 3.4.4   The Owner and the Architect, as the Owner may direct, will consider a formal request directed to the Architect for the substitution of products in place of those specified. Such request will only be considered pursuant to the conditions set forth in the Specifications. Upon the Architect’s review and recommendation, these substitutions will be submitted to the Owner for its written approval.

§ 3.4.4.1   No request for substitution for materials or equipment that has been specified or described in the Drawings or Specifications by using the name of a proprietary item or the name of a particular manufacturer, fabricator, supplier or distributor may be made by the Contractor, unless the proposed substitute for the named item is of like or better type, function, quality and design as the named item. The procedure for review of substitutions by the Architect and the Owner will be as set forth below.

§ 3.4.4.2   Materials and equipment specified by name or names of one or more manufacturers shall be used to establish the Contract Sum.

§ 3.4.4.3   The Contractor may offer as substitutions, materials and items of equipment of manufacturers other than those specified by submitting an itemized cost breakdown of the impact of such substitutions on the project cost and schedule. Proposed substitutions must be accompanied by full descriptive and technical data.

§ 3.4.4.4.   Requests for review of substitute items of materials and equipment will not be accepted by the Architect or the Owner from anyone other than the Contractor. If the Contractor wishes to furnish or use a substitute item of material or equipment, the Contractor shall make written application to the Architect and the Owner for acceptance thereof, certifying that the proposed substitute will perform adequately the functions called for by the specified design, be similar and of equal substance to that specified and be suited to the same use capable of performing the same function as that specified. The application will state whether or not acceptance of the substitute for use in the Work will require a change in the Contract Documents to adapt the design to the substitute and whether or not incorporation or use of the substitute in connection with the Work is subject to payment of any license fee or royalty. All variations of the proposed substitute from that specified shall be identified in the application and available maintenance, repair and replacement service will be included. The application will also contain an itemized statement of the cost and schedule impact that will result directly or indirectly from acceptance of such substitute, including costs of redesign and claims of the other Contractors and Subcontractors affected by the resulting change, all of which shall be considered by the Architect and the Owner in evaluating the proposed substitute. The Architect and the Owner may require the Contractor to furnish, at the Contractor’s expense, additional data about the proposed substitute. The Owner and the Architect will be the sole judges of acceptability, and no substitute will be ordered or installed without the Owner’s prior written acceptance. The Owner may require the Contractor to furnish, at the Contractor’s expense, a special performance guarantee or other surety with respect to any substitute. By making requests for substitutions based on Subparagraph 3.4.4 above, the Contractor:

a)               represents that it or its Subcontractor(s) has personally investigated the proposed substitute product and determined that it is equal or superior in all respects to that specified;

b)              represents that it will provide the same warranty for the substitution as the original product specified;

c)               certifies that the cost and schedule data presented is complete and includes all related costs and schedule adjustments under the Contract Documents, but excludes costs under separate contracts, and excludes the Architect’s or Engineer’s redesign costs, and waives all claims for additional costs and schedule adjustments related to the substitution which subsequently become apparent; and

d)              agrees to coordinate the installation of the accepted substitute making such changes as may be required for the Work to be complete in all respects.

§ 3.4.4.5.   All of the Architect’s redesign costs incurred by reason of an approved substitution shall be deducted from the Contract Sum and paid by the Owner to the Architect. Value engineering credits against the Contract Sum shall be net of additional Architect’s fees and costs in connection therewith.

§ 3.5 WARRANTY

§ 3.5.1   The Contractor covenants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.5.2   The Contractor agrees to assign to the Owner at the time of Substantial Completion of the Work any and all manufacturer’s warranties relating to materials and labor used in the Work. In connection therewith, the Contractor further agrees to perform the Work in such manner consistent with and so as to preserve any and all manufacturers warranties. All manufacturer’s warranties shall be endorsed to provide that the warranty shall recommence and be reinstated in full in connection with, and on completion of, any corrective work required in connection with any item covered by such warranty; provided, however, that the total warranty period shall not extend beyond the original warranty period plus six (6) months. Such corrective work shall be completed in accordance with the requirement of any and all applicable manufacturers’ warranties.

§ 3.6 TAXES

§ 3.6.1   The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 3.7 PERMITS, FEES AND NOTICES

§ 3.7.1   The Owner shall secure and pay for the building permit. The Contractor shall secure and pay for other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded, including, but not limited to, any required temporary and permanent certificates of occupancy.

§ 3.7.2   The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities applicable to performance of the Work.

§ 3.7.3   It is not the Contractors responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes and rules and regulations. However if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and the Owner in writing, and necessary changes shall be accomplished by appropriate Modification. If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes and rules and regulations relating to the design services of the Architect and/or AdvanceTec without notice to the Architect and the Owner, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

§ 3.8 ALLOWANCES

§ 3.8.1   The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

§ 3.8.2   Unless otherwise provided in the Contract Documents:

.1                allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.2                Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances;

.3                whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor’s costs under Section 3.8.2.2.

§ 3.8.3   Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

§ 3.9 SUPERINTENDENT

§ 3.9.1   The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

§ 3.10 CONTRACTOR’S CONSTRUCTION SCHEDULES

§ 3.10.1   The Project Schedule is attached to the Agreement as Exhibit E. Other than with respect to Change Orders which extend the date of Substantial Completion of the Work, any revisions to the Project Schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

§ 3.10.2   The Contractor shall prepare and keep current, for the Architect’s written approval, a schedule of submittals which is coordinated with the Contractor’s construction schedule and allows the Architect reasonable time to review submittals.

§ 3.10.3   The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

§ 3.10.4   During construction, the Contractor shall prepare a weekly summary report in a form and of sufficient detail and character as approved by the Owner. The report shall specify whether the Work is on schedule and, if not, the reason therefor and the steps to be undertaken to bring the Work back to the original schedule.

§ 3.10.5   The Contractor shall prepare a monthly report in a form and of sufficient detail and character as Project Schedule, the updated report hereinabove described, a listing and status of all change requests, bulletins, modifications, etc.

§ 3.10.6   The Contractor shall hold weekly progress meetings at the job site, or at such other time and frequency as are reasonably acceptable to the Owner. Progress of the Work shall be reported in detail with reference to Project Schedules of the Contractor. Each interested Subcontractor shall have present a competent representative to report on the status and condition of its work and to receive information.

§ 3.10.7   The Project Schedule shall be reviewed at the regular weekly construction meetings to be held at the job site. Notwithstanding the foregoing, Owner reserves the right to require Contractor to update the Project Schedule as often as the Owner deems reasonably necessary, but not more than once every thirty (30) days. A copy of the Project Schedule shall be maintained at all times on the job site, and revised and updated copies shall be provided to the Owner, if required. The Project Schedule and revisions thereof prepared by the Contractor shall be furnished to the Owner and the Architect for informational purposes only; revisions to the Project Schedule shall only be binding on the Owner if such revisions are contained in a Change Order executed by the Contractor and the Owner. Any material revisions to the Project Schedule shall be accompanied by a written explanation of the reasons for such revisions. Failure of the Contractor to deliver timely updates of the Project Schedule upon request by Owner, as provided for above, may be grounds for the Owner to withhold progress payments for the Work completed until such time as the updates are delivered to the Owner.

§ 3.10.8   In the event that the Contractor or any of its Subcontractors on their own initiative accelerates or otherwise changes the sequence or duration of any of the construction activities from such sequences or durations as indicated on the Project Schedule, the Owner, unless agreed in writing otherwise, will not be liable for any claims for any direct costs, delay costs or extension of time or any other costs which may result from such actions by the Contractor or its Subcontractors. Any acceleration of the Work in part of in total for which the Contractor requires a change in any of the conditions of this

Contract will not be given consideration by the Owner without the Owner’s prior specific approval in writing of such acceleration.

§ 3.10.9   If the Owner determines through reasonable evidence that the critical path of the Work is more than thirty (30) days behind schedule, the Owner shall have the right, but no obligation, to order the Contractor to take corrective measures necessary to expedite the progress of construction, including, without limitation, (i) working additional shifts or overtime, (ii) supplying additional manpower, equipment and/or facilities, or (iii) other similar measures (collectively “Extraordinary Measures”). The determination of whether the progress of the Work is behind schedule shall take into account any extensions of time to which the Contractor is entitled under Subparagraph 8.3.1 below. In no event shall the Owner have control over, charge of, or any responsibility for construction means, methods, techniques, sequences or procedures or for safety precautions and programs in connection with the Work. The Contractor shall not be entitled to an adjustment in the Contract Sum in connection with Extraordinary Measures, except to the extent they are required due to no fault of the Contractor, in which case Extraordinary Measures shall be reimbursed pursuant to Change Order.

§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE

§ 3.11.1   The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

§ 3.12.1   Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

§ 3.12.2   Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3   Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

§ 3.12.4   Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be returned by the Architect without action.

§ 3.12.5   The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals which are not marked as reviewed for compliance with the Contract Documents and approved by the Contractor may be returned by the Architect without action.

§ 3.12.6   By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7   The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

§ 3.12.8   The Work shall be in accordance with submittals approved in writing by the Architect except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s written approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation in writing. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.

§ 3.12.9   The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice the Architect’s approval of a resubmission shall not apply to such revisions.

§ 3.12.10   The Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Project Schedule sets forth dates for submissions by the Construction manager and review of submissions by the Owner and the Architect. The Contractor shall strictly comply with such schedule. The Contractor shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.

§ 3.13 USE OF SITE

§ 3.13.1   The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

§ 3.14 CUTTING AND PATCHING

§ 3.14.1   The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

§ 3.14.2   The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.

§ 3.15 CLEANING UP

§ 3.15.1   The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials.

§ 3.15.2   Subject to the right of notice and cure as provided in subparagraph 6.3.1, the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

§ 3.16 ACCESS TO WORK

§ 3.16.1   The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located, provided the Owner and the Architect comply with the Contractor’s reasonable safety requirements.

§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS

§ 3.17.1   The Contractor shall pay all royalties and license fees specified in the Contract Documents or required as a result of the design and construction responsibilities of the Contractor under the Contract Documents. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor knows that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

§ 3.18 INDEMNIFICATION

§ 3.18.1   To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, the Architect (except as provided in Paragraph 3.18.3 below), the Project Manager, the Owner’s lender(s) and each of their respective affiliates, officers, directors, shareholders, members, partners, successors-in-interest, agents contractors and employees (collectively, the “Indemnitees”) from and against all claims, damages, losses and expenses, including but not limited to attorneys’ fees and costs, arising out of or resulting from (a) the alleged or actual negligent acts or omissions of the Contractor in the performance of the Work; and (b) any assertion of claims for mechanic’s liens by subcontractors or material suppliers and against any assertion of security interests by suppliers of goods and materials (subject to the provisions of Paragraph 9.3.3.1 hereof)

§ 3.18.2   In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.

§ 3.18.3   The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Architect, its agents or employees arising out of their negligent design.

§ 3.18.4   The Contractor’s indemnity obligations under this Paragraph 3.18 shall also specifically include, without limitation, all fines, penalties, damages, liability costs, expenses (including, without limitation, reasonable attorneys’ fees) and punitive damages (if any) arising out of, or in connection with, any (i) violation of or failure to comply with any government requirements which bears upon the performance of the work by the Contractor, a Subcontractor or any person or entity for whom either is responsible, (ii) means, methods, procedures, techniques or sequences of execution or performance of the Work, and (iii) failure to secure and pay for permits, fees, approvals, licenses and inspections as required under the Contract Documents, or any violation of any permit or other approval of a public authority applicable to the Work.

§ 3.18.5   The Contractor shall indemnify and hold harmless all of the Indemnitees from and against any costs and expenses (including reasonable attorneys’ fees) incurred by any of the Indemnitees in enforcing any of the Contractor’s defense, indemnity and hold harmless obligations under the Contract Documents.

ARTICLE 4   ADMINISTRATION OF THE CONTRACT

§ 4.1 ARCHITECT

§ 4.1.1   The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative.

§ 4.1.2   Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

§ 4.1.3   If the employment of the Architect is terminated, the Owner shall employ a new Architect against whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the former Architect.

§ 4.2 ARCHITECT’S AND PROJECT MANAGER’S ADMINISTRATION OF THE CONTRACT

§ 4.2.1   The Architect will provide administration of the Contract as described in the Contract Documents, and will be an Owner’s representative (1) during construction, (2) until final payment is due and (3) with the Owner’s concurrence, from time to time during the one-year period for correction of Work described in Section 12.2. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract. Notwithstanding the foregoing, the Project Manager may provide administration of the Contract in lieu of the Architect, to the extent such administration does not relate to professional design services.

§ 4.2.2   The Architect, as a representative of the Owner, will visit the site at intervals appropriate to the stage of the Contractor’s operations (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. In addition, the Architect shall notify the Owner (who shall then notify the Contractor) of any defects or deficiencies in the Work the Architect discovers, and shall address a reasonable number of inquiries from the Contractor as to the meaning and intent of the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1.

§ 4.2.3   The Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 4.2.4   Communications Facilitating Contract Administration.   Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

§ 4.2.5   Based on the Project Manager’s evaluations of the Contractor’s Applications for Payment, the Project Manager will review the amounts due the Contractor and will recommend to the Owner the appropriate amounts to be paid.

§ 4.2.6   The Owner and/or the Project Manager will have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect or the Project Manager considers it necessary or advisable, the Architect or the Project Manager will have authority to recommend to the Owner that there be inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect or the Project Manager nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect or the Project Manager to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7   The Architect will review and approve in writing or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, and in accordance with the time periods set forth in the Project Schedule. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8   The Architect will assist the Contractor in the preparation of Change Orders and shall assist the Owner in the preparation of Construction Change Directives, and may authorize minor changes in the Work as provided in Section 7.4.

§ 4.2.9   The Architect, the Project Manager and the Owner will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, and the Project Manager will receive and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract and assembled by the Contractor, and will recommend final payment upon compliance with the requirements of the Contract Documents.

§ 4.2.10   If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

§ 4.2.11   The Architect will interpret and decide matters concerning performance by the Contractor under and requirements of, the Contract Documents on written request of the Owner. Such interpretation or decision shall not be binding on the Owner or the Contractor. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Section 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

§ 4.2.12   Interpretations and decisions requested by the Owner and made by the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will not be liable for results of interpretations or decisions so rendered in good faith.

§ 4.3 CLAIMS AND DISPUTES

§ 4.3.1   Definition.   A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

§ 4.3.2   Time Limits on Claims.   Claims by the Contractor must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be initiated by written notice to the Project Manager and the Owner. The Owner shall endeavor to give to the Contractor timely notice of claims it has against the Contractor.

§ 4.3.3   Continuing Contract Performance.   Pending final resolution of a Claim except as otherwise agreed in writing or as provided in Section 9.7.1 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

§ 4.3.4   Claims for Concealed or Unknown Conditions.   Subject to the provisions of Paragraph 3.2.1. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then the observing party shall give notice to the other party within seven (7) days after first observance of the conditions and before conditions are disturbed but in no event later than fourteen (14) days after first observance of the conditions. Only if such notice given in the time required shall the Contractor be entitled to an equitable adjustment to the Contract Sum and/or Contract Time as described below. The Project Manager and, if requested by the Owner, the Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Project Manager and/or the Architect, as applicable, determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect and/or the Project Manager, as applicable, shall recommend such change to the Owner, which recommendation shall not be binding on the Owner. The Owner shall then notify the Contractor of its determination. Claims by the Contractor in opposition to such determination must be made within 21 days after the Owner has given notice to the Contractor of the decision. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be subject to further proceedings pursuant to Section 4.4.

§ 4.3.5   Claims for Additional Cost.   If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.6.

§ 4.3.6   If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect and/or Project Manager and/or Owner, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner’s suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Section 4.3.

§ 4.3.7 Claims for Additional Time

§ 4.3.7.1   If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary. Contractor shall have no claim against the Owner or the Project for additional compensation for services rendered or Work performed outside the scope of the Contract Documents unless it shall have advised the Owner before rendering such services or performing such Work that such construction is outside the scope of the Contract Documents and the Owner has authorized such services or Work in writing. The Owner may also require the approval of the Lender, if any, prior to authorizing Work outside the scope of the Contract Documents. The Contractor shall have no claim against the Owner or the Project for other relief unless written notice of such claim has been given within twenty one (21) days after the date on which such claim arises or such earlier time period as is specified elsewhere in the Contract Documents.

§ 4.3.7.2   If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction. Normal weather is defined as the five (5) year average for the month as evidenced by U.S. Weather Bureau data for the locality of the Project.

§ 4.3.8   Injury or Damage to Person or Property.   If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 4.3.9   If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 4.3.10   Claims for Consequential Damages.   The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract, except to the extent payable and actually paid by insurance relating to the Project. This mutual waiver includes:

.1                damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

.2                damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit..

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 4.3.10 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.

§ 4.4 RESOLUTION OF CLAIMS AND DISPUTES

§ 4.4.1   All Claims shall be resolved in the following manner:

§ 4.4.1.1   Within fifteen (15) days after the filing of a Claim by the Contractor, the Owner’s and Contractor’s senior staff member on site shall meet to attempt to resolve such claim.

§ 4.4.1.2   If such Claim is not resolved by senior staff within thirty (30) days of the filing of the same, the claim shall be subject to nonbinding mediation. The Contractor and the Owner shall select a mutually acceptable mediator, and shall share the cost thereof. The mediator shall be given any written statement(s) of the parties and may review the site and any relevant documentation. The mediator shall call a meeting of the parties affected by such Claim within ten (10) business days after his/her appointment, which meeting shall be attended by senior non-site representatives of the parties with authority to settle such Claim. During such ten (10) day period, the mediator may meet with the affected parties separately. No minutes shall be kept and the comments and/or findings of the mediator, together with any written statements prepared, shall be non-binding, confidential and without prejudice to the rights and remedies of any party. The entire mediation process shall be completed within twenty (20) business days of the date the mediator is selected, unless the parties agree otherwise in writing.

4.4.1.3   Any Claim not resolved through non-binding mediation shall be settled by arbitration. Such arbitration shall be held in the State of Maryland and shall unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect. The demand for arbitration shall be filed in writing with the other party to the Contract and with the American Arbitration Association.

§ 4.6 ARBITRATION

§ 4.6.1   Limitation on Consolidation or Joinder. Any arbitration arising out of or relating to the Contract may include, by consolidation or joinder , the Architect, the Architect’s employees or consultants or other parties having an interest in the matter to be arbitrated., The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 4.6.2   Claims and Timely Assertion of Claims. The Contractor must assert in arbitration all Claims then known to the Contractor, or else such Claims shall be deemed waived.

§ 4.6.3   Judgment on Final Award. Any award rendered by the arbitrator or arbitrators, if applicable, shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 5   SUBCONTRACTORS

§ 5.1 DEFINITIONS

§ 5.1.1   A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site or to furnish materials or equipment required for the Work. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a separate contractor or subcontractors of a separate contractor.

§ 5.1.2   A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site or to furnish materials or equipment required for the Work. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

§ 5.2.1   As part of its bid to the Owner, the Contractor has furnished to the Owner the names of persons or bidders (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work.

§ 5.2.2   The Contractor shall not contract with a proposed person or entity who is not on the list of bidders submitted to the Owner (or otherwise approved by the Owner) without the prior written consent of the Owner. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

§ 5.2.4   The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitute.

§ 5.3 SUBCONTRACTUAL RELATIONS

§ 5.3.1   By written agreement, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. The Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors. The Contractor shall furnish to the Owner copies of all subcontract agreements within five (5) days of execution thereof.

§ 5.3.2   Subject to the provisions of Section 3.10.4.1 above, every Subcontract shall:

.1                require that such work be performed in accordance with the requirements of the Contract Documents;

.2                waive all rights the contracting parties may have against one another or that the Subcontractor may have against the Owner for damages caused by fire or other perils covered by the property insurance described in the Contract Documents;

.3                require the Subcontractor to carry and maintain liability insurance at least equal to the limits of insurance set forth in Exhibit G to the Agreement with respect to the type of work the Subcontractor will be performing; and

.4                require the Subcontractor to furnish the certificates and waivers of liens set forth in Exhibit F to the Agreement as well as such other documents as the Owner, the Lender or title insurer may reasonably request prior to receiving any payments for work performed.

§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS

§ 5.4.1   Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

.1                assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Contractor in writing; and

.2                assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

§ 5.4.2   Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted for increases in cost resulting from the suspension.

ARTICLE 6   CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

§ 6.1.1   The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Paragraph 4.3.

§ 6.1.2   When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

§ 6.1.3   The Contractor shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

§ 6.1.4   Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

§ 6.2 MUTUAL RESPONSIBILITY

§ 6.2.1   The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

§ 6.2.2   If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.

§ 6.2.3   The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

§ 6.2.4   The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

§ 6.2.5   The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 OWNER’S RIGHT TO CLEAN UP

§ 6.3.1   If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, then, after two (2) business days prior notice, the Owner may clean up and the Owner will allocate the cost among those responsible.

ARTICLE 7   CHANGES IN THE WORK

§ 7.1 GENERAL

§ 7.1.1   Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.1.1   Unless otherwise agreed to in writing by the Owner, any adjustments to the Contract Time resulting from changes to the Contract Documents shall be agreed upon in writing at the time of approval of each change request unless otherwise noted in the Change Order. Requests for changes to the Contract made by the Contractor will simultaneously include, if applicable, any request for change of the Contract Time to the extent that the delay time is know at the time of the request.

§ 7.1.2   A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work having no cost or time impact may be issued by the Architect alone.

§ 7.1.3   Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work. Notwithstanding anything contained in the Contract Documents to the contrary, a change in the Contract Sum or the Contract Time shall be accomplished only by Change Order or Construction Change Directive. Upon request of the Owner, the Construction Manager shall deliver to the Owner a good faith estimate of additional costs and/or additional time with respect to potential changes in the Work within three (3) business days of request therefor.

.1                No course of conduct or dealing between the parties, no express or implied acceptance of alterations or additions to the Work and no claim that the Owner has been unjustly enriched by any alteration or addition to the Work, whether there is any unjust enrichment, shall be the basis of any claim for adjustment in compensation due the Contractor in connection with the Project or for adjustment in any time period provided for under the Contract. Moreover, the Contractor hereby waives and forfeits all claims that any work, services or other activities were performed pursuant to an oral contract or other oral agreement separate from the Contract.

.2                Except for errors, omissions or inconsistencies in design documents issued by the Architect in connection with a Change Order, agreement on any Change Order shall constitute a final settlement of all matters relating to the change in the work which is the subject of the Change Order, including, but not limited to, all direct and indirect costs associated with such change and any and all adjustments to the Contract Sum and the Project Schedule. The Schedule of Values shall be modified accordingly for Work covered by Change Orders.

.3                No Change Order or Construction Change Directive shall be effective or binding on the Owner unless it is executed by the Owner.

§ 7.2 CHANGE ORDERS

§ 7.2.1   A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

.1                change in the Work;

.2                the amount of the adjustment, if any, in the Contract Sum; and

.3                the extent of the adjustment, if any, in the Contract Time.

§ 7.2.2   Methods used in determining adjustments to the Contract Sum may include those listed in Section 7.3.3.

§ 7.3 CONSTRUCTION CHANGE DIRECTIVES

§ 7.3.1   A Construction Change Directive is a written order prepared by the Owner and the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

§ 7.3.2   A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3   If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

.1                mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2                unit prices stated in the Contract Documents or subsequently agreed upon;

.3                cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

.4                as provided in Section 7.3.6.

§ 7.3.4   Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

§ 7.3.5   A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.6   If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect and the Owner on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, overhead and profit as set forth in Section 5. 3.2 of the Agreement. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect and the Owner may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.6 shall be limited to the following:

.1                costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;

.2                costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.3                rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

.4                costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

.5                additional costs of supervision and field office personnel directly attributable to the change.

§ 7.3.7   The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 7.3.8   Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties’ agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Architect will make an interim determination for purposes of monthly certification for payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a claim in accordance with Article 4.

§ 7.3.9   When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

ARTICLE 8   TIME

§ 8.1 DEFINITIONS

§ 8.1.1   Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 8.1.2   The date of commencement of the Work is the date established in the Agreement.

§ 8.1.3   The date of Substantial Completion is the date certified by the Architect in accordance with Section 9.8.

§ 8.1.4   The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 PROGRESS AND COMPLETION

§ 8.2.1   Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.2.2   The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by the Contract Documents or a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic’s liens and other security interests.

§ 8.2.3   The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.3 DELAYS AND EXTENSIONS OF TIME

§ 8.3.1   If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor’s control, or by delay authorized by the Owner pending mediation and arbitration, or by other causes which the  are not within the reasonable control of, and could not have been reasonably prevented by, the Contractor, and the Contractor demonstrates that such delay is on the critical path of the Work and therefore will delay the scheduled date of Substantial Completion of the Work, then the Contract Time shall be equitably extended by Change Order. No extension of time shall be allowed for delays due to the result of (1) the Contractor’s fault; or (2) which could have been avoided by the Contractor’s timely notice to the Owner.

§ 8.3.2   Claims relating to time shall be made in accordance with applicable provisions of Section 4.3, except that such Claims shall be made within fourteen (14) days of the commencement of the delay.

§ 8.3.3   The Contractor will be entitled to reimbursement by the Owner of the Contractor’s out-of-pocket expenses in connection with a delay due to the act or neglect of the Owner and not the fault of the Contractor equal to the Contractor’s incremental general conditions costs in connection with such delay. Other than the foregoing, the Contractor will not be allowed any additional compensation for delays.

ARTICLE 9   PAYMENTS AND COMPLETION

§ 9.1 CONTRACT SUM

§ 9.1.1   The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

§ 9.2 SCHEDULE OF VALUES

§ 9.2.1   Before the first Application for Payment, the Contractor shall submit to the Project Manager and the Owner a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Project Manager and the Owner may require. This schedule, unless objected to by the Project Manager or the Owner, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

§ 9.3 APPLICATIONS FOR PAYMENT

§ 9.3.1   At the times set forth in the Agreement, the Contractor shall submit to the Project Manager and the Owner an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor’s right to payment as the Owner or the Project Manager may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for in the Contract Documents.

§ 9.3.1.1   As provided in Section 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, but not yet included in Change Orders.

§ 9.3.1.2   Such applications may not include requests for payment for portions of the Work for which the Contractor does not intend to pay to a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.

§ 9.3.2   Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance in writing by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

§ 9.3.3   The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

§ 9.3.3.1   The Contractor further expressly undertakes to defend the Indemnitees against any actions, lawsuits or proceedings brought against Indemnitees as a result of liens filed against the Work, the Project site, the site of any of the Work, payments due the Contractor or any portion of the property of any of the Indemnitees (referred to collectively as “liens” in this Subparagraph 9.3.3). The Contractor hereby agrees to indemnify and hold the Indemnitees harmless against any damages, costs, expenses (including, without limitation, reasonable attorneys’ fees), losses, claims and liabilities arising out of or in connection with liens or claims of lien, unless such lien is due solely to a failure by the Owner to pay the Contractor amounts not in dispute in accordance with the provisions of the Contract Documents. The Contractor hereby agrees that amounts which are subject to a good faith dispute shall not be deemed due and owing. In the event the lien arises as a result of the Owner’s failure to pay amounts not in dispute, the Construction Manager shall nevertheless have the obligation to bond off the lien, but the Owner shall be responsible to pay the costs of bonding off the lien pursuant to Change Order. If the lien arises as a result of a dispute, the Contractor shall nevertheless have the obligation to bond off the lien; if the ultimate resolution of the lien results in (a) the Owner being required to pay such disputed amount, the cost of bonding off the lien shall be reimbursed to the Contractor as a Change Order; or (b) the Owner not being required to pay such disputed amount, the cost of bonding off the lien shall be reimbursed as a Cost of the Work.

§ 9.5 DECISIONS TO WITHHOLD APPROVAL OF AN APPLICATION FOR PAYMENT

§ 9.5.1   The Project Manager or the Owner may withhold approval of an Application for Payment to such extent as may be necessary to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of:

.1                defective Work not remedied;

.2                uninsured third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;

.3                failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

.4                reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5                uninsured damage to the Owner or another contractor;

.6                reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

.7                persistent failure to carry out the Work in accordance with the Contract Documents.

.8                any other material default or breach of the Contractor under the Contract Documents.

If the Owner or the Project Manager intends to withhold all or any part of an Application for Payment for one or more of the reasons set forth above, the Owner or the Project Manager shall notify the Contractor in writing of the reasons for the withholding.

§ 9.5.2   When the above reasons for withholding are removed, payment will be made for amounts previously withheld. If Contractor disputes any determination with regard to amounts paid, the Contractor shall nevertheless expeditiously continue to prosecute the Work and the Owner shall continue to make timely payment of amounts not in dispute.

§ 9.6 PROGRESS PAYMENTS

§ 9.6.1   The Owner shall make payment in the manner and within the time provided in the Contract Documents.

§ 9.6.2   The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor’s portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

§ 9.6.3   The Project Manager will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

§ 9.6.4   The Owner shall not have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

§ 9.6.5   Payment to material suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6   A progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 9.6.7   Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

§ 9.7 FAILURE OF PAYMENT

§ 9.7.1   If the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount required under the provisions of Subparagraph 9.5.1 or awarded by arbitration, as applicable, then the Contractor may, upon seven additional days’ written notice to the Owner and the Project Manager, stop the Work until payment of the amount properly due and owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

§ 9.8 SUBSTANTIAL COMPLETION

§ 9.8.1   Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use, all inspections and tests required under the Contract Documents have been completed successfully, all systems and equipment installed by or on behalf of the Contractor are operationally qualified, a temporary or permanent certificate of occupancy is received, all governmental, quasi-governmental and other approvals required under the Contract Documents and necessary for occupancy are obtained and the Owner has approved the completion of the Work. Notwithstanding the foregoing, if there is a delay in achieving Substantial Completion because the Contractor cannot obtain a certificate of occupancy or other approval due to reasons other than the fault of the Contractor, then Substantial Completion shall be deemed to occur for purposes of liquidated damages and release of retention provisions of the Contract Documents.

§ 9.8.2   When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Project Manager, the Owner and the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

§ 9.8.3   Upon receipt of the Contractor’s list, the Architect, the Project Manager and the Owner will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect or the Project Manager. In such case, the Contractor shall then submit a request for another inspection by the Architect, the Project Manager and the Owner to determine Substantial Completion. If the Architect and the Project Manager are required to inspect the Work to determine Substantial Completion more than twice due to the fault or neglect of the Contractor, all costs charged by the Architect and the Project Manager on account of additional inspections shall be paid to the Owner by the Contractor.

§ 9.8.4   When the Work or designated portion thereof is substantially complete, in the reasonable opinion of the Architect, the Project Manager and the Owner, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.5   The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

§ 9.8.6   Not less than one (1) week prior to the making of application for its Certificate of Substantial Completion, the Contractor shall produce to the Project Manager all Operating and Maintenance Manuals, records and related data.

§ 9.8.7   Within four (4) weeks after Substantial Completion of the Work, the Contractor shall deliver to the Project Manager conformed or as-built construction drawings showing existing conditions, together with a certification that such drawings are complete and accurate.

§ 9.9 PARTIAL OCCUPANCY OR USE

§ 9.9.1   The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Section 11.4.1.5 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

§ 9.9.2   Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3   Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.10 FINAL COMPLETION AND FINAL PAYMENT

§ 9.10.1   Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon delivery to the Owner and the Project Manager of a final Application for Payment, the Architect, the Owner and the Project Manager will promptly make such inspection and, when the Architect, the Owner and the Project Manager finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a Certificate of Final Completion stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents.

§ 9.10.2   Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Owner and the Project Manager (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees.

§ 9.10.3   If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, the Owner shall, upon application by the Contractor and approval in writing by the Owner and the Project Manager, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

§ 9.10.4   The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

.1    liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2    failure of the Work to comply with the requirements of the Contract Documents; or

.3    terms of special warranties required by the Contract Documents.

§ 9.10.5   Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

§ 9.10.6   Application for final payment shall contain the information required in Applications for Payment specified in the Contract Documents and shall include, in addition, the following:

.1                A certification by the Contractor that will Work has been completed in accordance with the Contract Documents.

.2                A certification by the Contractor that all warranties, guarantees, certificates, operating manuals and other documents required by the Contract Documents, including the conformed or as-build construction drawings, have been delivered to the Architect or Owner.

.3                A certification by the Contractor that all Work performed and all materials and equipment furnished by the Contractor are guaranteed against defects in material and workmanship for a period of one year from the date of Substantial Completion or for such longer period as is provided for in the Specifications and specifying that the Contractor will make good any defects in materials, equipment or workmanship which may develop or become apparent during the guarantee period, including, as necessary, the removal and replacement of the Work of the Owner or any other Contractor or the repair of damage caused in the Work of the Owner or any other Contractor necessitated thereby.

.4                A certification by the Contractor that the Application for final payment includes without exception all claims of the Contractor against the Owner arising in connection with the Project.

.5                A certification by the Contractor that he has complied with all of the requirements for final payment reasonably imposed by Owner’s Lender and reasonably acceptable to the Contractor, if any (provided that such requirements are provided to the Contractor on or before Substantial Completion of the Work).

§ 9.11 SCHEDULE OF ANTICIPATED PROGRESS PAYMENTS

§ 9.11.1   Before commencing the Work, the Contractor shall submit to the Owner a Schedule of anticipated progress payments which shall be based upon the Project Schedule and Schedule of Values. The Contractor shall revise and update the payment schedule as necessary from time to time to conform it to the Project Schedule as revised and updated.

§ 9.12 WAIVER OF LIENS AND CLAIMS

§ 9.12.1   The Contractor shall submit, with its application for final payment waivers of lien and claim duly executed by the Contractor, each Subcontractor, all major material suppliers, including but not limited to mechanical, electrical and concrete suppliers, and shall use its best efforts to obtain releases from the subcontractors, releasing all claims and waiving all liens, to the extent permitted by law, when final payment is made.

§ 9.12.2   The Owner may require the Contractor to submit evidence that all amounts previously due Subcontractors and materialmen have been paid or alternatively, that the Contractor has submitted a written statement of proper grounds for withholding payment from a Subcontractor or materialman, before making any progress payment or the final payment. Notwithstanding the foregoing, Owner shall not withhold any payment from Contractor because Contractor has withheld payment from a Subcontractor or materialman so long as the Contractor submits reasonable grounds for believing that such non-payment is justified.

§ 9.12.3   The releases of claims and waivers of liens may expressly include and reserve known and unsettled claims for additional compensation, such as for compensable delay, constructive changes, etc. Such exclusion and reservation on the submitted releases and lien waivers shall not serve as a basis for withholding payment from Contractor.

ARTICLE 10   PROTECTION OF PERSONS AND PROPERTY

§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS

§ 10.1.1   The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 SAFETY OF PERSONS AND PROPERTY

§ 10.2.1   The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

.1                employees on the Work and other persons who may be affected thereby;

.2                the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and

.3                other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

§ 10.2.2   The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

§ 10.2.3   The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

§ 10.2.4   When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5   The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18.

§ 10.2.6   The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

§ 10.2.7   The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

§ 10.3 HAZARDOUS MATERIALS

§ 10.3.1   If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.

§ 10.3.2   The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. The Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor’s reasonable additional costs of shut-down, delay and start-up, which adjustments shall be accomplished as provided in Article 7.

§ 10.3.3   To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) and provided that such damage, loss or expense is not due to the sole negligence of a party seeking indemnity. Such indemnity shall not apply to instances where the removal, remediation or other treatment of hazardous materials is within the Contractor’s Scope of Work described in Exhibit A to the Agreement. Unless removal and/or remediation of hazardous materials is specifically part of the Contractor’s Scope of Work described in Exhibit A to the agreement, the services to be performed by the Contractor hereunder shall not include any services required in connection with the detection, presence, or removal of asbestos, lead, contaminated soil or other toxic or hazardous substances. Contractor shall be responsible for compliance with environmental laws and regulations to the extent they are applicable to its operations and responsibilities under this Agreement.

§ 10.4   The Owner shall not be responsible under Section 10.3 for materials and substances brought to the site by the Contractor unless such materials or substances were required by the Contract Documents.

§ 10.5   If, without negligence on the part of the Contractor, the Contractor is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents and the remediation or removal is not part of the Contractor’s Scope of Work under the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

§ 10.5.1   Except as provided in subparagraph 10.3.1 and 4.3.4, the Owner assumes no responsibility or liability for the physical condition or safety of the Project site or any improvements located on the Project site, except to the extent a portion of the Project site is within the exclusive control of the Owner and not the Contractor. The Contractor shall be solely responsible for providing a safe place for the performance of the Work. The Contractor shall use commercially reasonable efforts to provide for the safety and protection of all persons who may come in contact with the Work within or adjacent to the Project site.

§ 10.6 EMERGENCIES

§ 10.6.1   In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Section 4.3 and Article 7.

§ 10.7 SECURITY OF PROJECT AREA

10.7.1   The Contractor shall be responsible for the protection and security of the Work and of its own personnel, materials, supplies and equipment whether on or off the Project site. The Owner may provide guards, watchmen or other security for the Project; but the Owner shall be under no obligation to the Contractor to do so and by doing so shall not assume any responsibility to the Contractor.

§ 10.8 SAFETY REQUIREMENTS

§ 10.8.1   The Contractor shall comply with all applicable safety requirements of the Owner, all insurance carriers and all governmental agencies having jurisdiction. The Contractor shall provide barriers, barricades, fences, flagmen, fire prevention and other measures and safeguards necessary for the protection of health, safety and property. The Contractor shall maintain the good order and discipline of its employees and other persons under its direction and control or present at the Project site in connection with the Contractor’s work, and shall enforce the Owner’s regulations with respect to safety, fire prevention and smoking. The use of alcoholic beverages, drugs and other dangerous substances constitute a danger to life, health or property and are strictly prohibited at the Project site. Contractor specifically agrees that he will comply with all of the statutory and regulatory requirements of the Drug Free Workplace Act of 1990.

§ 10.9 OFF-SITE SAFETY MEASURES AND TRAFFIC

§ 10.9.1   The Contractor shall provide for the protection of the general public and the buildings, sidewalks and streets adjacent to the Project site and shall cooperate with all authorities having jurisdiction in maintaining the free flow of traffic in the vicinity of the Project site. Where such authorities are legally entitled to reimbursement, the Contractor shall reimburse such authorities for the cost of such traffic control measures, including the cost of policemen, or other traffic control personnel.

§ 10.10 LOSS PREVENTION PROGRAM

§ 10.10.1   Contractor shall establish and administer a safety and loss prevention program, including fire prevention, in compliance with the requirements of the Owner, all insurance carriers, and governmental agencies having jurisdiction. The Contractor’ shall designate a safety and loss prevention supervisor and shall give him responsibility and authority to enforce the program and to coordinate the Contractor’s safety program with those of the Owner, all insurance carriers and other contractors.

§ 10.11 REPORT OF ACCIDENTS

§ 10.11.1   Contractor shall promptly report to the Owner in writing any accident occurring on or off the Project site that relates to the Work and, in no event, later than twenty-four (24) hours after the Contractor’s learning of such accident, and shall, in addition, immediately give notice, by telephone or messenger, of any accident resulting in death or serious personal injury or property damage. Such report shall include all known details of the circumstances, the nature and extent of any injuries or property damage, the names of all witnesses and other persons who may have knowledge of the circumstances of the accident, and such other details as the Owner or the Owner’s insurer shall require.

§ 10.12 PROTECTION OF WORK IN PROGRESS AND FINISHED WORK

§ 10.12.1   Contractor shall routinely inspect and protect the Work and property of its Subcontractors, whether finished or unfinished, from damage, injury, or loss arising in connection with operations under the Contract Documents, and shall carry out its operations so as to avoid damage, injury or loss to completed Work and to the work of the Owner and any separate contractor of the Owner, including, but not limited to, the Other Contractor. If the Owner or a separate Contractor has not sufficiently protected the Work the Contractor shall promptly so notify the Owner.

ARTICLE 11   INSURANCE AND BONDS

§ 11.1 CONTRACTOR’S LIABILITY INSURANCE

§ 11.1.1   The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located the insurance required by Exhibit I to the Agreement.

§ 11.1.2   Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

§ 11.1.3   Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These certificates and the insurance policies required by this Section 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Section 9.10.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor’s information and belief.

§ 11.2 OWNER’S LIABILITY INSURANCE

§ 11.2.1   The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.

§ 11.4 PROPERTY INSURANCE

§ 11.4.1   The Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder’s risk “all-risk” or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Section 11.4 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.

§ 11.4.1.1   Property insurance shall be on an “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect’s and Contractor’s services and expenses required as a result of such insured loss.

§ 11.4.1.3   The Contractor shall be responsible for all deductibles on claims made on account of the Work.

§ 11.4.1.4   This property insurance shall cover portions of the Work in transit. With respect to Work stored off-site, the Contractor shall provide separate insurance therefor.

§ 11.4.1.5   Partial occupancy or use in accordance with Section 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

§ 11.4.2   Boiler and Machinery Insurance.   The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

§ 11.4.3   Loss of Use Insurance.   The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner’s property, including consequential losses due to fire or other hazards however caused.

§ 11.4.4   If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

§ 11.4.5   If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ 11.4.6   Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Section 11.4. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days’ prior written notice has been given to the Contractor.

§ 11.4.7   Waivers of Subrogation. The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section 11.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ 11.4.8   A loss insured under Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.4.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

§ 11.4.9   If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Section 4.6. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.

§ 11.4.10   The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner’s exercise of this power; if such objection is made, the dispute shall be resolved as provided in Sections 4.5 and 4.6. The Owner as fiduciary shall, in the case of arbitration, make settlement with insurers in accordance with directions of the arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.4.11   The Owner intends to purchase an Owner’s Protective Professional Liability Coverage with respect to the design services provided by the Architect and AdvanceTec.

§ 11.5 PERFORMANCE BOND AND PAYMENT BOND

§ 11.5.1   (See provisions of the Agreement for bond requirements.)

§ 11.5.2   Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12   UNCOVERING AND CORRECTION OF WORK

§ 12.1 UNCOVERING OF WORK

§ 12.1.1   If a portion of the Work is covered contrary to the Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect’s examination and be replaced at the Contractor’s expense without change in the Contract Time.

§ 12.1.2   If a portion of the Work has been covered which the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Contract Documents, correction shall be at the Contractor’s expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

§ 12.2 CORRECTION OF WORK

§ 12.2.1 BEFORE SUBSTANTIAL COMPLETION

§ 12.2.1.1   The Contractor shall promptly correct Work rejected by the Owner or failing to conform to the requirements of the Contract Documentsif discovered before Substantial Completion, whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense.

§ 12.2.2 AFTER SUBSTANTIAL COMPLETION

§ 12.2.2.1   In addition to the Contractor’s obligations under Section 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Paragraph 2.4. Upon completion of any corrective work required under this Paragraph 12.2, the one (1) year correction period described in this Paragraph 12.2 shall recommence with respect to the item corrected; provided, however, that the total correction period shall not exceed eighteen (18) months. The obligations under Paragraph 12.2 shall also include any repairs and/or replacement to any part of the Work and any other real and personal property which is damaged in the process of correcting any defective Work.

§ 12.2.2.2   The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.

§ 12.2.3   The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

§ 12.2.4   The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

§ 12.2.5   Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

§ 12.3 ACCEPTANCE OF NONCONFORMING WORK

§ 12.3.1   If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13   MISCELLANEOUS PROVISIONS

§ 13.1 GOVERNING LAW

§ 13.1.1   The Contract shall be governed by the law of the place where the Project is located.

§ 13.2 SUCCESSORS AND ASSIGNS

§ 13.2.1   The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 13.2.2   The Owner may, without consent of the Contractor, assign the Contract to an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

§ 13.4 RIGHTS AND REMEDIES

§ 13.4.1   Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

§ 13.4.2   No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

§ 13.5 TESTS AND INSPECTIONS

§ 13.5.1   Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

§ 13.5.2   If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner’s expense.

§ 13.5.3   If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s services and expenses shall be at the Contractor’s expense.

§ 13.5.4   Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

§ 13.5.5   If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

§ 13.5.6   Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

§ 13.7.1   As between the Owner and Contractor, Maryland law shall govern commencement and scope of applicable statutes of limitation and statutes of repose.

ARTICLE 14   TERMINATION OR SUSPENSION OF THE CONTRACT

§ 14.1 TERMINATION BY THE CONTRACTOR

§ 14.1.1   The Contractor may terminate the Contract if the Work is stopped through no act or fault of the Contractor, a Subcontractor, subsubcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor:

.1                for a period of 90 days on account of the issuance of an order of a court or other public authority having jurisdiction;

.2                for a period of 90 days on account of an act of government, such as a declaration of national emergency, making material unavailable; or

.3                for a period of 30 days because the Owner has not made payments to the Contractor of amounts not in dispute and due and owing.

§ 14.1.2   The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

§ 14.1.3   If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

§ 14.2 TERMINATION BY THE OWNER FOR CAUSE

§ 14.2.1   The Owner may terminate the Contract if the Contractor:

.1                persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

.2                fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

.3                persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

.4                otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 14.2.2   When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

.1     take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

.2     accept assignment of subcontracts pursuant to Section 5.4; and

.3     finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 14.2.3   When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 14.2.4   If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect and approved by the Owner, upon application, and this obligation for payment shall survive termination of the Contract.

§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

§ 14.3.1   The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

§ 14.3.2   The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent:

.1                that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

.2                that an equitable adjustment is made or denied under another provision of the Contract.

§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE

§ 14.4.1   The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.

§ 14.4.2   Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Contractor shall:

.1                cease operations as directed by the Owner in the notice;

.2                take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

.3                except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

§ 14.4.3   In case of such termination for the Owner’s convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with Contractor’s Fee on Work performed.